Exhibit 12.2

CERTIFICATION
pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended

I, Dror Elkayam, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 20-F/A of Attunity Ltd;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report.

4.	[intentionally omitted.]

5.	[intentionally omitted.]

Date: November 26, 2008	/s/ Dror Elkayam —————————————— Dror Elkayam Vice President - Finance and Secretary (principal financial officer)